Exhibit 10.2

                               GRIFFON CORPORATION
                           2006 PERFORMANCE BONUS PLAN

     Section 1. Purpose. The purpose of the Griffon Corporation Performance
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Bonus Plan (the  "Plan") is to benefit  and  advance  the  interests  of Griffon
Corporation, a Delaware corporation (the "Company"), by rewarding selected employees of the Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a "Business Unit") for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards ("Awards").

     Section 2. Certain Definitions.  For the purposes of the Plan the following
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terms shall be defined as set forth below:

             (a) "Applicable Employee Remuneration" has the meaning given to such term in Section 162(m)(4) of the Code.

             (b) "Base Salary Percentage" means a percentage of the Participant's annual base salary in effect as of the later of (i) the first day of the Performance Period or (ii) the common salary adjustment date within the Performance Period.

             (c) "Board" means the Board of Directors of the Company.

             (d) "Code" means the Internal Revenue Code of 1986, as amended.

             (e) "Committee" means the Compensation Committee of the Board.

             (f) "Company Plan" means the Company's internal Fiscal Year Plan for the relevant Fiscal Year.

             (g) "Covered Employee" has the same meaning given to such term in
Section 162(m)(3) of the Code; provided, however, that a person will be
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considered a Covered Employee for purposes of this Plan only if such employee's
Applicable Employee Remuneration for the relevant Fiscal Year is expected to exceed $1,000,000.

             (h) "Financial Criteria" has the meaning given to that term in
Section 6(a) hereof.

             (i) "Fiscal Year" means the fiscal year ending on September 30 or such other period that the Company may hereafter adopt as its fiscal year.

             (j) "Performance Period" means the period of time over which the Performance Threshold must be satisfied, which period may be of such length as the Committee,


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in its discretion, shall select. The Performance Period need not be identical for all Awards. Within one Fiscal Year, the Committee may establish multiple Performance Periods.

             (k) "Performance Threshold" has the meaning given to such term in
Section 6(b) hereof (in the case of a Covered Employee), or Section 7(b) hereof (in the case of a Participant who is not a Covered Employee).

             (l) "Target" has the meaning given to such term in
Section 6(a) hereof (in the case of a Covered
Employee), or Section 7(a) hereof (in the case of a Participant who is not a Covered Employee).

     Section 3. Administration of the Plan.
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             (a) Generally. The Plan shall be administered by the Committee. The
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Committee is authorized to administer, interpret and apply the Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and Participants (as defined below). The Committee shall have authority to determine the terms and conditions of the Awards granted to Participants.

             (b) Delegation. The Committee may delegate its responsibilities for
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administering the Plan to any executive officer of the Company, as the Committee deems necessary; provided however, that the Committee shall not delegate its responsibilities under the Plan relating to Covered Employees.

             (c) Reliance and Indemnification. The Committee may employ
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attorneys, consultants, accountants or other persons, and the Committee, the
Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Committee nor any executive officer of the Company shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or such executive officer of the Company with respect to the Plan or Awards granted hereunder, and all members of the Committee and each executive officer of the Company shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     Section 4. Eligible Persons. All employees of the Company shall be eligible
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to participate in the Plan ("Eligible Persons"). An individual shall be deemed an employee for purposes of the Plan only if such individual receives compensation from either the Company or one of its Business Units for services performed as an employee of the Company or any one of its Business Units for any period during a Performance


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Period. An Eligible Person who is a Covered Employee shall be entitled to participate in the Plan with respect to a Performance Period which has commenced only if he or she commenced employment on or before the beginning of each Performance Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto).

     Section 5. Awards; Participants. Awards may be granted only to
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Eligible Persons with respect to each Performance Period, subject to the terms and conditions set forth in the Plan. An Eligible Person who has been chosen to receive an Award under the Plan shall be referred to as a "Participant."

     Section 6. Determination of Targets, Performance Thresholds and Base Salary
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Percentage for Covered Employees. Prior to the beginning of each Performance
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Period or any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto), the Committee shall adopt each of the following with respect to each Participant who is a Covered Employee:

             (a) one or more Targets, which shall be equal to a desired level or levels (as may be measured on an absolute or relative basis, where relative performance may also be measured by reference to: past performance of the Company or a Business Unit, a group of peer companies or by a financial market index) for any Performance Period of: consolidated pretax earnings; return on capital, equity or assets; earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; individual objectives; and any combination of the foregoing (collectively, the "Financial Criteria"). With respect to any Covered Employee who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit, results of the Company, or any combination of the two;

             (b) a Performance Threshold with respect to each Target, applicable to one or more Financial Criteria, which represents a minimum amount that must be attained for a Participant to receive an Award;

             (c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant's Targets are achieved.


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             (d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant's Performance Thresholds with respect to his or her Targets are achieved or exceeded.

             The Committee shall make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of Business Units or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such Targets and Performance Thresholds or the performance of the Company or any relevant Business Unit (each an "Extraordinary Event").

     Section 7. Determination of Targets, Performance Thresholds and Base Salary
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Percentage For Participants Who Are Not Covered Employees. Prior to the end of
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the Performance Period, the Committee shall adopt each of the following with respect to each Participant who is not a Covered Employee:

             (a) one or more Targets, which shall be equal to a desired level or levels for any Performance Period of any, or a combination of any, quantitative criteria (the "Quantitative Criteria," which Quantitative Criteria may include, without limitation, any Financial Criteria) or qualitative criteria (the "Individual Criteria"). With respect to such Participants who are employed by a Business Unit, the Quantitative Criteria may be based on the results of such Business Unit, consolidated results of the Company, or any combination of the two;

             (b) a Performance Threshold with respect to each Target, applicable to one or more Quantitative Criteria or Individual Criteria, which represents a minimum that must be attained for a Participant to receive an Award;

             (c) either (i) a Base Salary Percentage, or (ii) fixed monetary amounts, which, in each case, shall be payable as an Award in the event that 100% of such Participant's Targets are achieved.

             (d) a mathematical formula or matrix that shall contain weighting for each Target and indicate the extent to which Awards will be paid if such Participant's Performance Thresholds with respect to his or her Targets are achieved or exceeded.

             The Committee may make such adjustments, to the extent it deems appropriate, to the Targets and Performance Thresholds to compensate for, or to reflect, any material changes which may have occurred due to an Extraordinary Event.

     Section 8. Calculation of Awards; Certification; Payment; Deferral. As soon
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as practicable after the end of the Performance Period, and subject to any necessary verification, the Committee shall determine with respect to each Participant whether and the extent to which the Performance Thresholds applicable to such Participant's Targets


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were achieved or exceeded. Such Participant's Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to
Section 6 or 7, as applicable, and subject to the limitations set forth in
Section 9 hereof. The Committee shall certify in writing the amount of such Award and whether each material term of the Plan relating to such Award has been satisfied. Subject to Section 9 hereof, such Award shall become payable in cash as promptly as practicable thereafter, provided however, that any Award shall be paid within 2 1/2 months of the end of the year in which the Award is no longer subject to a risk of forfeiture.

     Section 9. Limitations; Modifications to Awards. Each Award determined
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pursuant to Section 6 or 7 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

             (a) Limitations. The aggregate amount of any Award to any
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Participant for any Performance Period as finally determined by the Committee, shall constitute the Participant's Award for the Fiscal Year; provided, however that no Award for any Participant for any Fiscal Year shall exceed $5,000,000.

             (b) Modifications. At any time prior to the payment of an Award,
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the Committee may, in its sole discretion, (i) increase, decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of any such increase or (ii) decrease or eliminate the Award payable to any Covered Employee, in each case to reflect the individual performance and contribution of, and other factors relating to, such Participant. The Committee may make such adjustments, to the extent it deems appropriate to any Award to compensate for, or to reflect, any Extraordinary Event. The determination of the Committee as to matters set forth in this Section 9(b) shall be final and conclusive.

     Section 10. Employment Requirement. No Participant shall have any right to
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receive payment of any Award unless such Participant remains in the employ of the Company or a Business Unit through the date of payment of such Award; provided, however, that the Committee may, in its sole discretion, pay all or
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any part of an Award to any Participant who, prior to such date of payment, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as the Performance Thresholds applicable to the Participant's Targets were achieved or exceeded. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6 or 7. The determination of the Committee shall be final and conclusive.

     Section 11.  Miscellaneous.
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             (a) No Contract; No Rights to Awards or Continued Employment. The
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Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its Business Units.


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             (b) No Right to Future Participation. Participation in the Plan
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during one Performance Period shall not guarantee participation during any other
Performance Period.

             (c) Restriction on Transfer. The rights of a Participant with
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respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted (other than by will or the laws of descent and distribution), and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company's obligation under the Plan to pay any Award with respect to such Participant.

             (d) Tax Withholding. The Company or a subsidiary thereof, as
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appropriate, shall have the right to deduct from all payments made under the
Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, foreign, state or local taxes required by law to be withheld with respect to such payments.

             (e) No Restriction on Right of Company to Effect Changes. The Plan
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shall not affect in any way the right or power of the Company or its stockholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

             (f) Source of Payments. The Plan shall be unfunded. The Plan shall
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not create or be construed to create a trust or separate fund or segregation of assets of any kind or a fiduciary relationship between the Company and a Participant or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof. To the extent that any Participant is granted an Award hereunder, such Participant's right to receive payment of such Award shall be no greater than the right of any unsecured general creditor of the Company.

             (g) No Interest. If the Company for any reason fails to make
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payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

             (h) Amendment and Termination. The Committee may at any time and
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from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.


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             (i) Governmental Regulations. The Plan, and all Awards hereunder,
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shall be subject to all applicable rules and regulations of governmental or other authorities.

             (j) Headings. The headings of sections and subsections herein are
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included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

             (k) Governing Law. The validity, construction, interpretation,
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administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware, without regard to the choice-of-law principles thereof, and applicable federal law.

             (l) Severability. If any term or provision ("Provision") of the
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Plan or the application thereof (i) as to any Participant or circumstance (other than as described in clause (ii)) is, to any extent, found to be illegal or invalid, or (ii) would cause any Award to any Covered Employee not to constitute performance-based compensation under Section 162(m)(4)(C) of the Code, then the Committee shall sever such Provision from the Plan and, thereupon, such Provision shall not be a part of the Plan.

             (m) Effective Date. The Plan shall be effective as of December 6,
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2005; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made on or after December 6, 2005, that the stockholders of the Company (the "Stockholders") approve the Plan at the first Annual Meeting of Stockholders to be held after such date. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective.

             (n) Approval and Reapproval by Stockholders. To the extent required
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under Section 162(m) of the Code and the regulations thereunder, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Stockholders at the next Annual Meeting of Stockholders to be held following such change, and (ii) the material terms of the Financial Criteria shall be disclosed to and reapproved by the Stockholders no later than the Annual Meeting of Stockholders that occurs in the fifth year following the year in which Stockholders approve the Financial Criteria.


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